                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Luqman Arnold, Robert B. Mills, Robert C. Dinerstein and Regina Dolan, and each of them, each with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any post-effective amendments relating to the registration statement (file numbers 333-52832, 333-52832-01 to -03, 2-99979, 33-7728, 33-29253, 33-39818, 33-47267, 33-51149,
33-58124, 333-13831, 333-13831-01 to -04, 333-17913, 333-63107, 333-67187 and
333-67187-01 to -03), initially filed on Form F-1 and to be amended on Form F-3, relating to the registration of the securities set forth on Annex A hereto and the guarantees by UBS AG of the obligations of the issuers of such securities, and to file any such amendments, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 NAME                                 TITLE                               DATE
                 ----                                 -----                               ----
                                           President of Group Executive
        /s/ Luqman Arnold                    Board (principal executive
--------------------------------------        officer and principal                    May 9, 2001
            Luqman Arnold                       financial officer)

         /s/ Hugo Schaub
--------------------------------------     Group Controller (principal                 May 9, 2001
             Hugo Schaub                       accounting officer)

         /s/ Marcel Ospel
--------------------------------------     Chairman and Member of Board                May 9, 2001
             Marcel Ospel                          of Directors

        /s/ Alberto Togni                         Vice Chairman
--------------------------------------        and Member of Board of                   May 9, 2001
            Alberto Togni                           Directors

        /s/ Markus Kundig                          Vice Chairman
--------------------------------------        and Member of Board of                   May 9, 2001
            Markus Kundig                           Directors

   /s/ Johannes Antonie de Gier                   Vice Chairman
--------------------------------------        and Member of Board of                   May 9, 2001
       Johannes Antonie de Gier                     Directors

         /s/ Peter Bockli
--------------------------------------     Member of Board of Directors                May 9, 2001
             Peter Bockli

       /s/ Sir Peter Davis
--------------------------------------     Member of Board of Directors                May 9, 2001
           Sir Peter Davis

                 NAME                                 TITLE                               DATE
                 ----                                 -----                               ----
        /s/ Eric Honegger
--------------------------------------     Member of Board of Directors                May 9, 2001
            Eric Honegger

        /s/ Rolf A. Meyer
--------------------------------------     Member of Board of Directors                May 9, 2001
            Rolf A. Meyer

       /s/ Hans Peter Ming
--------------------------------------     Member of Board of Directors                May 9, 2001
           Hans Peter Ming

   /s/ Lawrence Allen Weinbach
--------------------------------------     Member of Board of Directors                May 9, 2001
       Lawrence Allen Weinbach

Annex A

Medium-Term Senior Notes, Series C
Medium-Term Subordinated Notes, Series D

$150,000,000 of 9 1/4% Notes Due 2001
$100,000,000 of 7 7/8% Notes Due 2003
$200,000,000 of 6 1/2% Notes Due 2005
$100,000,000 of 6 3/4% Notes Due 2006
$200,000,000 of 7 5/8% Notes Due 2014
$125,000,000 of 8 7/8% Notes Due 2005
$125,000,000 of 8 1/4% Notes Due 2002
$150,000,000 of 7 5/8% Notes Due 2008
$250,000,000 of 6.55% Notes Due 2008
$340,000,000 of 6.45% Notes Due 2003
$525,000,000 of 6 3/8% Notes Due 2004
$275,000,000 of 7 5/8% Notes Due 2009
$175,000,000 of 7 3/4% Notes Due 2002
8.30% Junior Subordinated Debentures Due 2036
8.08% Junior Subordinated Debentures Due 2037
8.30% Preferred Trust Securities (liquidation amount $25 per security) 8.08% Preferred Trust Securities (liquidation amount $25 per security)

Guarantee Agreement relating to the trust securities of PWG Capital Trust I Guarantee Agreement relating to the trust securities of PWG Capital Trust II